                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT
                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported)    February 7,
          1995



                             GLENAYRE TECHNOLOGIES, INC.
                (Exact name of registrant as specified in its charter)



Delaware                            0-15761                  98-0085742
(State or other jurisdiction      (Commission               (IRS Employer
of incorporation)                 File Number)             Identification No.)



     4201 Congress Street, Suite 455, Charlotte, North Carolina  28209
       (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code   (704) 553-0038


                               Not applicable
         (Former name or former address, if changed since last report.)

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          Item 5.   Other Events.

               On February 7, 1995, the Registrant issued a press release reporting its unaudited financial results for the fiscal year ended December 31, 1994, a copy of which is attached hereto as
          Exhibit 99.1.

          Item 7.   Financial Statements and Exhibits.

               (c)  Exhibits

                    99.1 Press Release dated February 7, 1995

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                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        GLENAYRE TECHNOLOGIES, INC.



                                        By:
                                            Stanley Ciepcielinski
                                            Executive Vice President and
                                            Chief Financial Officer


          Dated:  March 7, 1995

                          SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C.


                                       EXHIBITS

                                       FORM 8-K
                                    CURRENT REPORT


          Date of Report                             Commission File Number
          February 7, 1995                                 0-15761


                             GLENAYRE TECHNOLOGIES, INC.

                                    EXHIBIT INDEX


                                                            Sequentially
          Exhibit No               Exhibit Description     Numbered Page

             99.1             Press Release dated                5
                              February 7, 1995



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         GLENAYRE TECHNOLOGIES
         Page 5


                                                                Exhibit 99.1

                       [Glenayre Technologies, Inc. Letterhead]



 Contact:  Laura E. Wilker               Company Contact:  Julien H. Meyer III
           Lippert/Heilshorn & Associates                  Investor Relations
           (212) 838-3777 (Ext. 106)                       Glenayre Technologies
                                                           (212) 935-5678

             GLENAYRE TECHNOLOGIES, INC. REPORTS RECORD OPERATING RESULTS
                     FOR THE FOURTH QUARTER AND FISCAL YEAR 1994


              CHARLOTTE, NORTH CAROLINA, FEBRUARY 7, 1995 -- GLENAYRE TECHNOLOGIES, INC. (NASDAQ/NM Symbol: GEMS) announced today record results for the fourth quarter and twelve months ended December 31, 1994.

              Net sales for the fourth quarter of 1994 increased 32% to $48.3 million from $36.6 million for the fourth quarter of 1993. Income from operations for the fourth quarter of 1994 increased 39% to $10.3 million from $7.4 million for the fourth quarter of 1993. Income from operations increased primarily as a result of the incremental sales growth and improved profit margins, offset by increased research and development spending and selling expenses. Exclusive of the 1993 net tax adjustments, as discussed below, income from continuing operations before extraordinary item in-creased 48% to $0.37 per share on a fully diluted basis for the fourth quarter ended December 31, 1994 from $0.25 per share on a fully diluted basis for the fourth quarter ended December 31, 1993. On a reported basis, income from continuing operations before extraordinary item was $9.6 million or $0.37 per share on a fully diluted basis in the fourth quarter of 1994 compared to $11.3 million or $0.45 per share on a fully diluted basis in the fourth quarter of 1993.

              Net sales for the twelve months of 1994 increased 26% to $172.1 million from $136.1 million for the twelve months of 1993. Income from operations for the twelve months of 1994 increased 34% to $36.2 million from $27.0 million for the twelve months of 1993. Exclusive of the 1993 net tax adjustments, as discussed below, income from continuing operations before extraordinary item in-creased 51% to $1.27 per share on a fully diluted basis for the twelve months ended December 31, 1994 from $0.84 per share on a fully diluted basis for the twelve months ended December 31, 1993. On a reported basis, income from continuing operations before extraordinary item increased 40% to $33.1 million, or $1.27 per share on a fully diluted

                                       Page 5

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         GLENAYRE TECHNOLOGIES
         Page 6


         basis, for the twelve months ended December 31, 1994, compared with $23.7 million, or $1.07 per share on a fully diluted basis, for the twelve months ended December 31, 1993.

              Included in income from continuing operations before extraor-dinary item for the fourth quarter and the twelve months ended December 31, 1993 is an adjustment for realization of a tax benefit for financial statement purposes in accordance with Financial Accounting Standard 109 primarily due to revisions to the estimated future taxable income during the Company s loss carryforward period. This benefit was partially offset by a 1993 fourth quarter tax charge related to stock compensation per Accounting Principles Board Opinion 25. These adjustments created a net tax benefit of approximately $5.0 million for the fourth quarter and for the twelve months ended December 31, 1993. The accounting treatment of the Company s net operating loss carryforwards does not affect the actual payment of the Company s income taxes.

              Commenting on the twelve months results, Ray Ardizzone, President of GLENAYRE TECHNOLOGIES, INC. stated,

              "I am extremely pleased with the results for 1994. First our new products were delivered in a timely fashion and were overwhelm-ingly accepted by our customers. In addition, the continued growth of the U.S. Marketplace in paging subscribers, combined with the positive change in the PCP Frequency Allocations (re: Exclusivity), gave us record U.S. shipments, and the acceptance of our MVP System worldwide allowed us to almost double the revenue from that prod-uct. We also experienced continued strong revenue from shipments to our international markets, including Asia, Europe and South America. Orders were very strong in the last quarter and our backlog has never been in a better position."

              GLENAYRE TECHNOLOGIES, INC. is a worldwide provider of tele-communications equipment and related software used in the wireless personal communications service markets including radio paging, voice messaging, and alphanumeric and mobile data systems.

                                  -table to follow-

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                                     GLENAYRE TECHNOLOGIES, INC.
                                 CONSOLIDATED STATEMENT OF OPERATIONS
                               (In thousands, except per share amounts)
                                              (Unaudited)

                                                   Fourth Quarter Ended            Twelve MonthsEnded
                                                   12/31/94     12/31/93          12/31/94    12/31/93
           Net Sales                                $48,316      $36,575           $172,107    $136,139
           Cost of Sales                             20,002       16,144             72,908      60,561
           Selling, General and Administrative       12,063        8,699             41,079      31,638
           Research & Development                     4,371        2,976             15,991      11,843
           Depreciation & Amortization                1,582        1,333              5,884       5,059
           Income from Operations                    10,298        7,423             36,245      27,038
           Interest Income (Expense), Net             1,453          475              4,450      (2,828)
           Other Income (Expense)                        10          160               (400)        (49)
           Income from Continuing Operations Before
             Income Taxes and Extraordinary Item     11,761        8,058             40,295       24,161
           Provision (Benefit) for Income Taxes       2,117       (3,226)             7,200          461
           Income form Continuing Operations-Before
             Extraordinary Item                       9,644       11,284             33,095       23,700
           Gain from Discontinued Operations            --           100                388          100
           Income Before Extraordinary Item           9,644       11,384             33,483       23,800
           Extraordinary Loss From Early Retirement
             of Debt                                    --        (1,695)                --       (1,695)
           Net Income                                $9,644       $9,689            $33,483      $22,105

           Fully Diluted Income Per Common Share*:
             Continuing Operations                    $0.37        $0.45              $1.27        $1.07
             Discontinued Operations                   --             --               0.01          --
             Income Before Extraordinary Item          0.37         0.45               1.28         1.07
             Extraordinary Item                          --        (0.07)                --        (0.07)
             Net Income Per Common Share-Fully Diluted $0.37       $0.38              $1.28        $1.00

  * Per share amounts reflect 50% stock dividend distributed in January, 1995.


                                          BALANCE SHEET DATA
                                            (In thousands)
                                              (Unaudited)

                                                        12/31/94    12/31/93

           Working Capital                              $135,209    $94,898

           Total Assets                                  284,961    228,244

           Stockholders' Equity                          245,435     198,708


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